NEWS RELEASE
WESCO International, Inc. / Suite 700, 225 West Station Square Drive / Pittsburgh, PA 15219

WESCO International, Inc. Reports Third Quarter EPS Growth of 13%,
Eighth Consecutive Quarter of Double Digit EPS Growth

Third quarter results compared to the prior year:
• Earnings per share increased 13% to $1.25
•Operating margins expanded 40 basis points to 6.2%
•Net income increased 18% to $63.4 million
•Free cash flow grew 63% to $67.2 million or 106% of net income
•Net sales increased 4.8% to $1.66 billion

PITTSBURGH, October 18, 2012/PRNewswire/ -- WESCO International, Inc. (NYSE: WCC), a leading provider of electrical, industrial, and communications MRO and OEM products, construction materials, and advanced supply chain management and logistics services, today announced its 2012 third quarter results.

The following are results for the three months ended September 30, 2012 compared to the three months ended September 30, 2011:

•
Net sales were $1,656.2 million for the third quarter of 2012, compared to $1,580.4 million for the third quarter of 2011, an increase of 4.8%. Acquisitions positively impacted sales by 4.0%, while one less workday negatively impacted sales by 1.6% and foreign exchange provided a 0.6% negative impact resulting in normalized organic growth of approximately 3.0%. Sequentially, sales decreased 1.0%.

•	Gross profit of $338.8 million, or 20.5% of sales, for the third quarter of 2012 improved 50 basis points compared to $315.7 million, or 20.0% of sales, for the third quarter of 2011.

•
Selling, general & administrative (SG&A) expenses of $225.8 million, or 13.6% of sales, for the third quarter of 2012 improved 10 basis points, compared to $216.2 million, or 13.7% of sales, for the third quarter of 2011.

•
Operating profit was $103.1 million for the current quarter, up 12.3% from $91.8 million for the comparable 2011 quarter. Operating profit as a percentage of sales was 6.2% in 2012, up 40 basis points from 5.8% in 2011.

•
Interest expense for the third quarter of 2012 was $12.7 million, compared to $15.1 million for the third quarter of 2011. Interest expense for the prior year quarter included the write-off of $1.8 million of deferred financing fees as a result of a new revolving credit agreement. Non-cash interest expense, which includes convertible debt interest, interest related to uncertain tax positions, and the amortization of deferred financing fees, for the third quarter of 2012 and 2011 was $1.3 million and $3.5 million, respectively.

•	The effective tax rate for the current quarter was 29.9%, compared to 29.7% for the prior year third quarter.

•	Net income of $63.4 million for the current quarter was up 17.7% from $53.9 million for the prior year third quarter.

•
Earnings per diluted share for the third quarter of 2012 were $1.25 per share, based on 50.8 million diluted shares, and was up 12.6% from $1.11 per share in the third quarter of 2011, based on 48.5 million diluted shares. Earnings per diluted share for the prior year third quarter, adjusted for the $1.8 million write-off of deferred financing fees as a result of a new revolving credit agreement, would have been $1.13 per diluted share.

•	Free cash flow for the third quarter of 2012 was $67.2 million, or 106% of net income, compared to $41.2 million for the third quarter of 2011.

Mr. John J. Engel, WESCO's Chairman and Chief Executive Officer, stated, “Our third quarter results were solid, reflecting our effective execution and ability to consistently deliver strong earnings growth in a challenging economic environment. We posted our eighth consecutive quarter of double digit EPS growth on a year-over-year basis while sales continued to grow but at a moderated pace. Driven by both gross margin expansion and operating cost leverage, operating margins expanded 40 basis points to reach 6.2%, their highest level since the economic downturn in 2008. In addition, we completed the acquisitions of Trydor Industries and Conney Safety, further expanding our portfolio of products and services. Our free cash flow generation was strong at 106% of net income, and we exited the quarter with a financial leverage ratio of 2.2 following the funding of these acquisitions. Our investments continue to pay off, demonstrating the continued effectiveness and operating leverage of our business model.”

The following results are for the nine months ended September 30, 2012 compared to the nine months ended September 30, 2011.

•
Net sales were $4,934.9 million for the first nine months of 2012, compared to $4,536.2 million for the first nine months of 2011. The 8.8% increase in sales includes a 2.9% positive impact from acquisitions and a 0.5% negative impact from foreign exchange rates, resulting in organic sales growth of approximately 6.4%.

•	Gross profit of $994.1 million, or 20.1% of sales, for the first nine months of 2012 was up 10 basis points, compared to $908.5 million, or 20.0% of sales, for the first nine months of 2011.

•	SG&A expenses of $685.1 million, or 13.9% of sales, for the first nine months of 2012 improved 30 basis points, compared to $644.2 million, or 14.2% of sales, for the first nine months of 2011.

•
Operating profit was $282.6 million for the first nine months of 2012, up 17.0% from $241.4 million for the comparable 2011 period. Operating profit as a percentage of sales was 5.7% in 2012, up 40 basis points from 5.3% in 2011.

•
Interest expense for the first nine months of 2012 was $33.1 million, compared to $41.6 million for the first nine months of 2011. Interest expense for the nine months ended September 30, 2011 included the write-off of $1.8 million of deferred financing fees as a result of a new revolving credit agreement. Non-cash interest expense, which includes convertible debt interest, interest related to uncertain tax positions, and the amortization of deferred financing fees, for the first nine months of 2012 and 2011 was $0.8 million and $7.2 million, respectively. Non-cash interest for the nine months ended September 30, 2012 included a favorable adjustment of $3.2 million of previously recorded interest related to uncertain tax positions. This adjustment was a result of a favorable Internal Revenue Service appeals settlement in the first quarter of 2012 related to the years 2000 to 2006.

•	The effective nine-month tax rate was 29.8% for 2012 compared to 29.2% for 2011.

•	Net income of $175.3 million for the first nine months of 2012 was up 23.9% from $141.4 million for the first nine months of 2011.

•
Earnings per diluted share for the first nine months of 2012 were up 20.8% to $3.43 per share, based on 51.1 million diluted shares, versus $2.84 per share for the first nine months of 2011, based on 49.8 million diluted shares. Earnings per diluted share for the nine months ending September 30, 2011, adjusted for the $1.8 million write-off of deferred financing fees as a result of a new revolving credit agreement, would have been $2.86 per diluted share. The adjustment of previously recorded interest related to uncertain tax positions in the first quarter of 2012 positively impacted year-to-date 2012 earnings per diluted share by approximately $0.04.

•	Free cash flow for the nine months of 2012 was $170.1 million, or 97% of net income, compared to $47.8 million in the comparable prior year period.

Mr. Engel continued, “Our long term outlook for a multi-year economic recovery is unchanged. At the same time, we remain focused on building on the positive momentum behind our One WESCO strategy, providing customers with the leading products, services, and supply chain solutions they need to meet their global MRO, OEM, and Capital Project requirements. The strength, diversity, and operating leverage of our business position us well to continue delivering solid results throughout this economic cycle.”

# # #

Teleconference Access
WESCO will conduct a teleconference to discuss the third quarter earnings as described in this News Release on Thursday, October 18, 2012, at 11:00 a.m. E.D.T. The conference call will be broadcast live over the Internet and can be accessed from the Company's website at http://www.wesco.com. The conference call will be archived on this Internet site for seven days.

# # #

WESCO International, Inc. (NYSE: WCC), a publicly traded Fortune 500 holding company headquartered in Pittsburgh, Pennsylvania, is a leading provider of electrical, industrial, and communications maintenance, repair and operating (“MRO”) and original equipment manufacturers (“OEM”) product, construction materials, and advanced supply chain management and logistic services. 2011 annual sales were approximately $6.1 billion. The Company employs approximately 7,500 people, maintains relationships with over 18,000 suppliers, and serves over 65,000 active customers worldwide. Customers include commercial and industrial businesses, contractors, government agencies, institutions, telecommunications providers and utilities. WESCO operates eight fully automated distribution centers and approximately 400 full-service branches in North America and international markets, providing a local presence for customers and a global network to serve multi-location businesses and multi-national corporations.

# # #

The matters discussed herein may contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from expectations. Certain of these risks are set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011, as well as the Company's other reports filed with the Securities and Exchange Commission.

Contact: Kenneth S. Parks, Vice President and Chief Financial Officer
WESCO International, Inc. (412) 454-2392, Fax: (412) 222-7566
http://www.wesco.com

WESCO INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENT OF INCOME
(dollar amounts in millions, except per share amounts)
(Unaudited)

	Three Months		Three Months
	Ended		Ended
	September 30,		September 30,
	2012		2011

Net sales	$1,656.2		$1,580.4
Cost of goods sold (excluding	1,317.4	79.5%	1,264.7	80.0%
depreciation and amortization below)
Selling, general and administrative expenses	225.8	13.6%	216.2	13.7%
Depreciation and amortization	9.9		7.7
Income from operations	103.1	6.2%	91.8	5.8%
Interest expense, net	12.7		15.1
Income before income taxes	90.4	5.5%	76.7	4.9%
Provision for income taxes	27.0		22.8
Net income attributable to WESCO International, Inc.	$63.4	3.8%	$53.9	3.4%

Earnings per diluted common share	$1.25		$1.11
Weighted average common shares outstanding and common
share equivalents used in computing earnings per diluted
share (in millions)	50.8		48.5

WESCO INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENT OF INCOME
(dollar amounts in millions, except per share amounts)
(Unaudited)

	Nine Months		Nine Months
	Ended		Ended
	September 30,		September 30,
	2012		2011

Net sales	$4,934.9		$4,536.2
Cost of goods sold (excluding	3,940.8	79.9%	3,627.7	80.0%
depreciation and amortization below)
Selling, general and administrative expenses	685.1	13.9%	644.2	14.2%
Depreciation and amortization	26.4		22.9
Income from operations	282.6	5.7%	241.4	5.3%
Interest expense, net	33.1		41.6
Income before income taxes	249.5	5.1%	199.8	4.4%
Provision for income taxes	74.2		58.4
Net income attributable to WESCO International, Inc.	$175.3	3.6%	$141.4	3.1%

Earnings per diluted common share	$3.43		$2.84
Weighted average common shares outstanding and common
share equivalents used in computing earnings per diluted
share (in millions)	51.1		49.8

WESCO INTERNATIONAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEET
(dollar amounts in millions)
(Unaudited)

	September 30,	December 31,
	2012	2011
Assets
Current Assets
Cash and cash equivalents	$107.6	$63.9
Trade accounts receivable, net	1,020.4	939.4
Inventories, net	662.8	627.0
Other current assets	115.1	107.2
Total current assets	1,905.9	1,737.5
Other assets	1,514.1	1,341.0
Total assets	$3,420.0	$3,078.5

Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable	$693.2	$642.8
Current debt and short-term borrowings	25.0	6.4
Other current liabilities	191.8	196.7
Total current liabilities	910.0	845.9

Long-term debt	696.8	642.9
Other noncurrent liabilities	268.7	243.8
Total liabilities	1,875.5	1,732.6

Stockholders' Equity
Total stockholders' equity	1,544.5	1,345.9
Total liabilities and stockholders' equity	$3,420.0	$3,078.5

WESCO INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(dollar amounts in millions)
(Unaudited)

	Nine Months Ended	Nine Months Ended
	September 30, 2012	September 30, 2011
Operating Activities:
Net income	$175.3	$141.4
Add back (deduct):
Depreciation and amortization	26.4	22.9
Deferred income taxes	21.9	7.7
Change in Trade and other receivables, net	(64.0)	(154.7)
Change in Inventories, net	(16.0)	(44.2)
Change in Accounts Payable	38.5	110.6
Other	7.5	(11.9)
Net cash provided by operating activities	189.6	71.8

Investing Activities:
Capital expenditures	(19.5)	(24.0)
Acquisition payments	(201.1)	(8.2)
Other	0.1	0.1
Net cash used by investing activities	(220.5)	(32.1)

Financing Activities:
Debt proceeds (repayments)	66.8	(1.0)
Equity activity, net	(2.5)	(2.6)
Other	10.1	8.8
Net cash provided by financing activities	74.4	5.2

Effect of exchange rate changes on cash and cash equivalents	0.2	(4.5)

Net change in cash and cash equivalents	43.7	40.4
Cash and cash equivalents at the beginning of the period	63.9	53.6
Cash and cash equivalents at the end of the period	$107.6	$94.0

NON-GAAP FINANCIAL MEASURES

This earnings release includes certain non-GAAP financial measures. These financial measures include financial leverage, free cash flow, gross profit and organic sales growth. The Company believes that these non-GAAP measures are useful to investors in order to provide a better understanding of the Company's capital structure position, liquidity, and organic growth trends on a comparable basis. Additionally, certain non-GAAP measures either focus on or exclude transactions of an unusual nature, allowing investors to more easily compare the Company's financial performance from period to period. Management does not use these non-GAAP financial measures for any purpose other than the reasons stated above.

WESCO INTERNATIONAL, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(dollar amounts in thousands)
(Unaudited)

	Twelve Months	Twelve Months
	Ended	Ended
	September 30,	December 31,
	2012	2011
Financial Leverage:
Income from operations	$374,102	$332,979
Depreciation and amortization	35,176	31,607
EBITDA	$409,278	$364,586

	September 30,	December 31,
	2012	2011
Short-term debt	$22,848	$—
Current debt	2,137	6,411
Long-term debt	696,758	642,922
Debt discount related to convertible debentures (1)	173,685	175,908
Total debt including debt discount	$895,428	$825,241

Financial leverage ratio	2.2	2.3

Note: Financial leverage is provided by the Company as an indicator of capital structure position. Financial leverage is calculated by dividing total debt, including debt discount, by the trailing twelve months earnings before interest, taxes, depreciation and amortization (EBITDA).

	Three Months	Three Months	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	September 30,	September 30,	September 30,	September 30,
Free Cash Flow:	2012	2011	2012	2011
(dollar amounts in millions)
Cash flow provided by operations	$74.4	$49.3	$189.6	$71.8
Less: Capital expenditures	(7.2)	(8.1)	(19.5)	(24.0)
Free Cash flow	$67.2	$41.2	$170.1	$47.8

Note: Free cash flow is provided by the Company as an additional liquidity measure. Capital expenditures are deducted from operating flow to determine free cash flow. Free cash flow is available to provide a source of funds for any of the Company's financing needs.

(1)The convertible debentures are presented in the consolidated balance sheets in long-term debt net of the unamortized discount.

WESCO INTERNATIONAL, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(dollar amounts in millions)
(Unaudited)

	Three Months	Three Months
	Ended	Ended
Gross Profit:	September 30,	September 30,
	2012	2011
Net Sales	$1,656.2	$1,580.4
Cost of goods sold (excluding depreciation and amortization)	1,317.4	1,264.7
Gross profit	$338.8	$315.7
Gross margin	20.5%	20.0%

	Nine Months	Nine Months
	Ended	Ended
Gross Profit:	September 30,	September 30,
	2012	2011
Net Sales	$4,934.9	$4,536.2
Cost of goods sold (excluding depreciation and amortization)	3,940.8	3,627.7
Gross profit	$994.1	$908.5
Gross margin	20.1%	20.0%

Note: Gross profit is provided by the Company as an additional financial measure. Gross profit is calculated by deducting cost of goods sold, excluding depreciation and amortization, from net sales. This amount represents a commonly used financial measure within the distribution industry. Gross margin is calculated by dividing gross profit by net sales.

	Three Months	Nine Months
	Ended	Ended
Normalized Organic Sales Growth:	September 30,	September 30,
	2012	2012
Change in net sales	4.8%	8.8%
Impact from acquisitions	4.0%	2.9%
Impact from foreign exchange rates	(0.6)%	(0.5)%
Impact from number of workdays	(1.6)%	—%
Normalized organic sales growth	3.0%	6.4%

Note: Organic sales growth is provided by the Company as an additional financial measure to provide a better understanding of the Company's sales growth trends. Organic sales growth is calculated by deducting the percentage impact on net sales from acquisitions, foreign exchange rates and number of workdays from the overall percentage change in consolidated net sales.